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                                                                     EXHIBIT 8.2


                                  TUKE YOP & SWEENEY
                                      ATTORNEYS
                            NATIONS BANK PLAZA, SUITE 1100
                                   414 UNION STREET
                              NASHVILLE, TENNESSEE 37219
                                         ___

                               TELEPHONE (615) 313-3300
                               FACSIMILE (615) 313-3310



                                            May 2, 1997


Caterpillar Financial Funding Corporation
Greenview Plaza
2950 East Flamingo Road
Suite C-3B
Las Vegas, Nevada 89121

Ladies and Gentlemen:

    We have advised Caterpillar Financial Funding Corporation (the
"Registrant") with respect to certain Tennessee tax aspects with regard to the issuance of Asset Backed Notes, each issuable in Series (collectively, the "Securities"). That advice and our opinion with regard to such Tennessee tax matters conforms with the description of selected Tennessee state tax consequences to holders of the Securities that appears under the heading "Certain State Tax Considerations" in the prospectus (the "Prospectus") forming a part of Amendment No. 1 to the Registration Statement on Form S-3 (Registration No. 333-42373 and 333-24373-01) (the "Registration Statement"), as filed by the Registrant with the Securities Act of 1933, as amended (the "Act") on the date hereof, for registration of the Securities under the Act. Although that description does not purport to discuss all possible income tax ramifications of the proposed issuance, the description is accurate in all material respects as to those tax consequence that are discussed.

    This opinion is based on the facts and circumstances set forth in the Prospectus and in the other documents reviewed by us. Our opinion as to the matters set forth herein could change with respect to a particular Series of Securities as a result of changes in facts and circumstances, changes in terms of the documents reviewed by us, or changes in the law subsequent to the date hereof. As the Registration Statement contemplates Series of Securities with numerous different characteristics, the particular characteristics of each Series of Securities must be considered in determining the applicability of this opinion to a particular Series of Securities.

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May 2, 1997
Page 2


    We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name wherever appearing in the Registration Statement and the Prospectus. In giving such consent, we do not consider that we are "experts" within the meaning of the term as used in the Act or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement.




                                  Very truly yours,


                                  /s/ Tuke Yopp & Sweeney

                                  TURKE YOPP & SWEENEY